UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024 (March 27, 2024)

SIGA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 27, 2024, SIGA Technologies, Inc. (the “Company”) and Meridian Medical Technologies, LLC (“Meridian”) entered into an amendment (the “Amendment”) to the Promotion Agreement, dated as of May 31, 2019, by and between the Company and Meridian, as amended (the “Promotion Agreement”). The changes to the Promotion Agreement contemplated by the Amendment are effective as of June 1, 2024.

Under the terms of the Promotion Agreement, as amended (the “Amended Promotion Agreement”), the Company will assume primary responsibility for the advertising, promotion and sale of oral TPOXX® in all geographic regions. Meridian will retain limited, non-exclusive rights to continue to advertise, promote, offer for sale and sell oral TPOXX® in the European Economic Area, Australia, Japan, Switzerland and the United Kingdom (the “Territory”). Meridian will also continue to perform non-promotional activities under specified existing contracts with third parties providing for the sale of oral TPOXX®.

The Amended Promotion Agreement provides that Meridian is entitled to receive a reduced promotion fee equal to a high single digit percentage of collected proceeds (whether collected by Meridian or the Company), net of certain expenses, of sales of oral TPOXX® in the Territory in the field of use specified in the Amended Promotion Agreement.

The Amended Promotion Agreement has a fixed term that expires on May 31, 2026, with no automatic renewal.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: April 1, 2024